Exhibit 99.1

NEWS RELEASE	Embarq Corporation
5454 West 110th Street
Overland Park, KS 66211
embarq.com

Media Contact:

Debra Peterson, 913-323-4881

debra.d.peterson@embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

EMBARQ Reports First Quarter Results

Highlighted by Strong Earnings and Cash Flow

Company Updates 2008 Outlook

Overland Park, KS – April 29, 2008 – EMBARQ (NYSE: EQ) today announced results for the first quarter of 2008, including record earnings and cash flow. The company reported total revenues of $1.57 billion, operating income of $434 million, diluted earnings per share of $1.38 and cash flow before dividends of $286 million.

“Improving efficiency continues to be one of our key focus areas and that was certainly evident in our earnings and cash flow results this quarter,” said Tom Gerke, EMBARQ Chief Executive Officer. “Given this strong profitability and the ongoing growth in high-speed Internet and data revenues, we continue to forecast cash flow improvement for full-year 2008.”

First Quarter Highlights

•	First quarter operating income, diluted earnings per share and cash flow before dividends reached their highest levels since EMBARQ became a standalone company in mid-2006.

•	Operating income increased 17% year-over-year to $434 million.

•	Diluted earnings per share increased 31% year-over-year to $1.38.

•	Cash flow before dividends increased 14% year-over-year to $286 million.

•

As of April 25th, EMBARQ had repurchased approximately 5.97 million shares at an average share price of $40, which represents 48% of the $500 million share repurchase authorization the company announced on January 9, 2008.

•	The company recently introduced EMBARQ™ eGo™, a next-generation home phone that combines the quality and reliability of traditional voice service with Internet-enabled features and functionality.

•

For business customers, the company recently announced EMBARQ™ Business Security Solutions, which include desktop, network and e-mail security, as well as continuity services such as back-up, recovery and re-routing.

Embarq Corporation (NYSE: EQ) Page 1 of 13

Financial Results

EMBARQ reported consolidated operating revenues of $1.57 billion for the first quarter of 2008, which represents a decrease of 0.4% sequentially and 1.1% from the prior year period. Despite a 7.3% decline in access lines compared to the year ago period, Telecommunications segment revenues declined by 0.5% compared to the previous quarter and 1.6% year-over-year to $1.46 billion. Growth in high-speed Internet and data revenues partially offset a decline in voice revenue. The Logistics segment reported revenue of $115 million, which is a 1.8% sequential improvement and a 5.5% increase relative to the prior year period.

The decline in revenue in the first quarter was more than offset by improvements in operating efficiency and wireless dilution, as well as lower severance and spin-off expenses. As a result, consolidated operating income improved 17% relative to both the prior quarter and prior year period, reaching $434 million in the first quarter.

Operating income was impacted by the following items:

Increase (Decrease)	1Q-08	4Q-07	1Q-07
(in millions)
Severance expenses	$0	($31)	($14)
Spin-off related expenses	$0	($5)	($9)
Net wireless dilution	($14)	($14)	($22)

Diluted earnings per share were $1.38 for the quarter, up from $1.05 in the year ago period and $1.23 in the fourth quarter.

Capital Expenditures and Cash Flow

Net capital expenditures during the period were $177 million, a decline of 1.7% year-over-year.

EMBARQ reported cash flow before dividends of $286 million in the quarter, an increase of 14% compared to the prior year period.

The company paid a dividend of $0.6875 per share in the first quarter, and repurchased approximately 3.35 million common shares at a cost of $135 million. Through April 25, 2008, the company purchased an additional 2.62 million shares at a cost of $104 million.

The company ended the quarter with net debt of $5.6 billion, a sequential reduction of $187 million.

Subscriber Results

EMBARQ reported a decline of 120,000 access lines in the first quarter, ending with 6.19 million access lines. During the quarter, the company added 63,000 high-speed Internet subscribers, bringing the total to 1.34 million. Video net additions totaled 17,000 during the quarter, resulting in the company ending the quarter with 217,000 of its customers subscribing to video services.

Embarq Corporation (NYSE: EQ) Page 2 of 13

2008 Outlook

The company updated its 2008 outlook originally provided on February 7th, 2008. Current expectations for the year are as follows:

•

Absolute access lines losses over the remainder of 2008 are expected to be closer to prior year levels than in the first quarter. The company’s previous expectation called for access line losses to be flat or slightly higher than 2007 levels throughout 2008.

•

Driven by the decision to transition away from its wireless MVNO, the company lowered its outlook for both wireless revenue and telecommunications segment revenue by $30 million. The updated range for telecommunications revenue is $5.72 to $5.80 billion. The previous range was $5.75 to $5.83 billion.

•	Wireless dilution is expected to be approximately $20 million, which is within the previously provided range.

•	Capital spending is expected to be approximately $780 million, which represents an improvement of $20 million from the previous outlook of approximately $800 million.

•	Cash flow before dividends is expected to be between $960 million and $1.0 billion, a $10 million increase from the previous range of $950 to $990 million.

Conference Call

Today EMBARQ will hold a conference call beginning at 4:30 p.m. EDT. Dial-in numbers for the conference call are (866) 245-2310 (U.S. and Canada) and (816) 650-2838 (International). The code required to access the call is 38553950. Please plan to dial-in at least five minutes before the scheduled start time. A simultaneous audio webcast of the call and a downloadable presentation will be available at www.embarq.com/investors.

For those unable to participate live, a replay of the call will be available until May 13, 2008 by dialing (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) as well as at www.embarq.com/investors. The accompanying presentation will also be archived and available for download at this website.

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access line declines, cash flow measures, customer growth, wireless dilution, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, and the economic and regulatory environment.

Embarq Corporation (NYSE: EQ) Page 3 of 13

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include but are not limited to: the effects of vigorous competition in the markets in which we operate, including access line loss to cable operators and wireless providers; the impact of new, emerging and competing technologies on our business; the effect of changes in the legal and regulatory environment and the impact of compliance with regulatory mandates; potential fluctuations in our financial performance, including revenues, capital expenditures and operating expenses; the impact of any adverse change in the ratings assigned to our debt by ratings agencies on the cost of financing or the ability to raise additional financing if needed; the effects of mergers, consolidations or other unexpected developments in the industries relevant to our operations; the failure to realize expected improvement in operating efficiencies; the costs and business risks with the development of new products and services; the uncertainties related to our investments in networks, systems and other businesses; the uncertainties related to the implementation of our business strategies; the inability of third parties to perform to our requirements under agreements related to our business operations; our ownership of or ability to license technology that may be necessary to expand our business offerings; restrictions in our patent agreement with Sprint Nextel; unexpected adverse results of legal proceedings involving our company; the impact of equipment failure or other breaches of network or information technology security; potential work stoppages; a determination by the IRS that the spin-off from Sprint Nextel should be treated as a taxable transaction; the volatility in the equity market; the possible impact of adverse changes in economic, political or other external factors, including hurricanes and other severe weather, over which we have no control; and other risks referenced in our Annual Report on Form 10-K, including in Part I, Item 1A, “Risk Factors”, and from time to time in other filings of ours with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. EMBARQ is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

Embarq Corporation (NYSE: EQ) Page 4 of 13

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Year

	1Q-08	1Q-07	Fav/(Unfav)
Consolidated
Net Operating Revenues
Voice	$1,024	$1,084	$(60)	-5.5%
Data	198	189	9	4.8%
High-speed Internet	133	116	17	14.7%
Wireless	16	9	7	77.8%
Other services	62	60	2	3.3%

Service revenues	1,433	1,458	(25)	-1.7%

EMBARQ Logistics	115	109	6	5.5%
Other product	23	22	1	4.5%

Product revenues	138	131	7	5.3%

Total Net Operating Revenues	1,571	1,589	(18)	-1.1%
Operating Expenses
Cost of services	390	417	27	6.5%
Cost of products	138	127	(11)	-8.7%
Selling, general and administrative	358	404	46	11.4%
Depreciation	251	270	19	7.0%

Total Operating Expenses	1,137	1,218	81	6.7%

Operating Income	$434	$371	$63	17.0%
Interest expense	104	109	5	4.6%
Other expense (income), net	(1)	0	1	n/a

Income Before Taxes	$331	$262	$69	26.3%
Income tax expense	119	102	(17)	-16.7%

Net Income	$212	$160	$52	32.5%

Diluted Earnings Per Share	$1.38	$1.05	$0.33	31.4%

	1Q-08	1Q-07	Fav/(Unfav)
Telecom
Net Operating Revenues
Voice	$1,024	$1,084	$(60)	-5.5%
Data	198	189	9	4.8%
High-speed Internet	133	116	17	14.7%
Wireless	16	9	7	77.8%
Other services	62	60	2	3.3%

Service revenues	1,433	1,458	(25)	-1.7%
Product revenues	23	22	1	4.5%

Total Net Operating Revenues	1,456	1,480	(24)	-1.6%
Operating Expenses
Cost of services	389	417	28	6.7%
Cost of products	33	30	(3)	-10.0%
Selling, general and administrative	348	392	44	11.2%
Depreciation	250	267	17	6.4%

Total Operating Expenses	1,020	1,106	86	7.8%

Operating Income	$436	$374	$62	16.6%

	1Q-08	1Q-07	Fav/(Unfav)
Logistics
Net Operating Revenues	115	109	6	5.5%
Operating Expenses
Cost of services & products	106	97	(9)	-9.3%
Selling, general and administrative	10	12	2	16.7%
Depreciation	1	3	2	66.7%

Total Operating Expenses	117	112	(5)	-4.5%

Operating Income	$(2)	$(3)	$1	33.3%

Embarq Corporation (NYSE: EQ) Page 5 of 13

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Quarter

	1Q-08	4Q-07	Fav/(Unfav)
Consolidated
Net Operating Revenues
Voice	$1,024	$1,032	$(8)	-0.8%
Data	198	193	5	2.6%
High-speed Internet	133	128	5	3.9%
Wireless	16	16	0	0.0%
Other services	62	59	3	5.1%

Service revenues	1,433	1,428	5	0.4%

EMBARQ Logistics	115	113	2	1.8%
Other product	23	36	(13)	-36.1%

Product revenues	138	149	(11)	-7.4%

Total Net Operating Revenues	1,571	1,577	(6)	-0.4%
Operating Expenses
Cost of services	390	399	9	2.3%
Cost of products	138	141	3	2.1%
Selling, general and administrative	358	404	46	11.4%
Depreciation	251	263	12	4.6%

Total Operating Expenses	1,137	1,207	70	5.8%

Operating Income	$434	$370	$64	17.3%
Interest expense	104	104	0	0.0%
Other expense (income), net	(1)	(1)	0	0.0%

Income Before Taxes	$331	$267	$64	24.0%
Income tax expense	119	77	(42)	-54.5%

Net Income	$212	$190	$22	11.6%

Diluted Earnings Per Share	$1.38	$1.23	$0.15	12.2%

	1Q-08	4Q-07	Fav/(Unfav)
Telecom
Net Operating Revenues
Voice	$1,024	$1,032	$(8)	-0.8%
Data	198	193	5	2.6%
High-speed Internet	133	128	5	3.9%
Wireless	16	16	0	0.0%
Other services	62	59	3	5.1%

Service revenues	1,433	1,428	5	0.4%
Product revenues	23	36	(13)	-36.1%

Total Net Operating Revenues	1,456	1,464	(8)	-0.5%
Operating Expenses
Cost of services	389	397	8	2.0%
Cost of products	33	39	6	15.4%
Selling, general and administrative	348	395	47	11.9%
Depreciation	250	262	12	4.6%

Total Operating Expenses	1,020	1,093	73	6.7%

Operating Income	$436	$371	$65	17.5%

	1Q-08	4Q-07	Fav/(Unfav)
Logistics
Net Operating Revenues	115	113	2	1.8%
Operating Expenses
Cost of services & products	106	104	(2)	-1.9%
Selling, general and administrative	10	9	(1)	-11.1%
Depreciation	1	1	0	0.0%

Total Operating Expenses	117	114	(3)	-2.6%

Operating Income	$(2)	$(1)	$(1)	-100.0%

Embarq Corporation (NYSE: EQ) Page 6 of 13

Non-GAAP Definitions & Reconciliations

The following non-GAAP (generally accepted accounting principles) measures should be used in addition to, but not as a substitute for, the information provided in EMBARQ’s consolidated financial statements.

Net Debt

Net debt is consolidated debt, including current maturities, less cash and equivalents. EMBARQ believes that net debt provides useful information about its capital structure.

Reconciliation - Net Debt	1Q08	4Q07	1Q07
Current maturities	$99	$99	$37
Long-term debt	5,575	5,779	6,058
Less: Cash and equivalents	(52)	(69)	(46)

Net Debt	$5,622	$5,809	$6,049

Net Capital Expenditures

Net capital expenditures are capital expenditures less proceeds from construction reimbursements. EMBARQ believes that net capital expenditures provides useful information about the capital requirements of its operations.

Reconciliation - Net Capital Expenditures	1Q08	4Q07	1Q07
Capital Expenditures	179	263	183
Less: Proceeds from construction reimbursements	(2)	(3)	(3)

Net Capital Expenditures	$177	$260	$180

Cash Flow Before Dividends

Cash flow before dividends is net cash provided by operating activities, excluding the effects of changes in assets and liabilities and other non-cash items, less net capital expenditures. EMBARQ believes that cash flow before dividends provides useful information about its capacity to return value to shareholders and reduce debt.

Reconciliation - Cash Flow before Dividends	1Q08	4Q07	1Q07
Net cash provided by operating activities	$593	$397	$480
Add: Changes in assets and liabilities, net of other non-cash items	(130)	56	(50)

Net Income excluding depreciation	463	453	430
Less: Net Capital expenditures	(177)	(260)	(180)

Cash Flow before Dividends	$286	$193	$250

Because Embarq cannot accurately predict the level of cash flow from operating activities and proceeds from construction reimbursements, Embarq does not provide reconciliations to GAAP of its forward looking measures of cash flow before dividends and net capital expenditures.

Embarq Corporation (NYSE: EQ) Page 7 of 13

Other Financial Measures

Average Revenue per Household is calculated by dividing consumer revenues by average primary consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes Average Revenue per Household provides useful information concerning the success of its bundling initiatives and performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes HSI Average Revenue per Subscriber provides useful information concerning the appeal of its high-speed Internet pricing plans and performance in attracting and retaining high value customers.

Reclassifications

Universal Service Fund Receipts and Surcharges

In the first quarter of 2008, Embarq reclassified universal service fund surcharges related to long distance and wireless services from consumer and business to wholesale. All universal service fund receipts and surcharges are now reported within the wholesale operating unit. A comparison of operating unit revenues both before and after the changes is provided below. Prior to the fourth quarter 2006, universal service fund surcharges related to wireless and long distance were not material.

	4Q-07	3Q-07	2Q-07	1Q-07	4Q-06	3Q-06
As Currently Reported
Operating Unit Revenues
Consumer	$652	$658	$669	$676	$655	$668
Business	389	388	384	383	377	389
Wholesale	423	427	429	421	470	424

Telecommunications segment	1,464	1,473	1,482	1,480	1,502	1,481
Logistics segment	113	121	123	109	115	125

Net operating revenues	$1,577	$1,594	$1,605	$1,589	$1,617	$1,606

	4Q-07	3Q-07	2Q-07	1Q-07	4Q-06	3Q-06
As Previously Reported
Operating Unit Revenues
Consumer	$658	$665	$675	$682	$671	$668
Business	390	391	385	384	381	389
Wholesale	416	417	422	414	450	424

Telecommunications segment	1,464	1,473	1,482	1,480	1,502	1,481
Logistics segment	113	121	123	109	115	125

Net operating revenues	$1,577	$1,594	$1,605	$1,589	$1,617	$1,606

Embarq Corporation (NYSE: EQ) Page 8 of 13

Reclassifications (continued)

Switched Access Lines

Beginning in January 2008, EMBARQ no longer includes in its business access line counts lines that support its internal administrative and operational activities. Accordingly, access line counts for all prior periods have been updated to reflect this change. A reconciliation of these changes can be found below.

Access Lines	1Q-08	4Q-07	3Q-07	2Q-07	1Q-07	4Q-06	3Q-06	2Q-06	1Q-06
External Access Lines	6,192	6,312	6,403	6,533	6,681	6,754	6,845	6,967	7,119
Internal Company Lines	161	162	162	158	156	154	153	150	149

Access Lines - Previous Reporting Methodology	6,353	6,474	6,565	6,691	6,837	6,908	6,998	7,117	7,268

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. The company has approximately 18,000 employees and operates in 18 states. EMBARQ is included in the S&P 500 and is in the Fortune 500® list of America’s largest corporations.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® — all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV®, enhanced data network services, voice and data communication equipment and managed network services.

For more information, visit embarq.com.

Embarq Corporation (NYSE: EQ) Page 9 of 13

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

(unaudited)

	Quarter Ended March 31,
	2008	2007
Schedule 1
Net Operating Revenues
Service revenues	$1,433	$1,458
Product revenues	138	131

Total net operating revenue	1,571	1,589
Operating Expenses
Cost of services	390	417
Cost of products	138	127
Selling, general and administrative	358	404
Depreciation	251	270

Total Operating Expenses	1,137	1,218

Operating Income	434	371
Interest expense	104	109
Other (income) expense, net	(1)	—

Income Before Income Taxes	331	262
Income tax expense	119	102

Net Income	$212	$160

Basic Earnings Per Share	$1.39	$1.07

Basic weighted average shares	152.7	150.2
Diluted Earnings Per Share	$1.38	$1.05

Diluted weighted average shares	154.1	152.4

Embarq Corporation (NYSE: EQ) Page 10 of 13

Embarq Corporation

Condensed Consolidated Balance Sheets

($ in millions)

	March 31, 2008	December 31, 2007
	(unaudited)
Schedule 2
Assets
Cash and equivalents	$52	$69
Accounts receivable, net	579	616
Inventories, net	128	138
Prepaid expenses and other current assets	182	163

Total current assets	941	986
Net property, plant and equipment	7,659	7,748
Prepaid pension asset	126	108
Other noncurrent assets	62	59

Total noncurrent assets	7,847	7,915

Total assets	$8,788	$8,901

Liabilities and stockholders’ equity
Current maturities of long-term debt	$99	$99
Accounts payable	404	387
Payroll and employee benefits	140	208
Accrued income taxes	153	27
Accrued operating taxes	90	97
Deferred revenue	200	202
Accrued interest	136	56
Other current liabilities	107	122

Total current liabilities	1,329	1,198
Long-term debt	5,575	5,779
Benefit plan obligations	320	320
Deferred income taxes	1,124	1,130
Other noncurrent liabilities	207	210

Total noncurrent liabilities	7,226	7,439
Stockholders’ equity
Common stock	2	2
Paid-in capital	(232)	(231)
Retained earnings	728	623
Accumulated other comprehensive income (loss)	(130)	(130)
Treasury stock, at cost	(135)	—

Total stockholders’ equity	233	264

Total liabilities and stockholders’ equity	$8,788	$8,901

Embarq Corporation (NYSE: EQ) Page 11 of 13

Embarq Corporation

Condensed Consolidated Statements of Cash Flows

($ in millions)

(unaudited)

	Quarter Ended March 31,
	2008	2007
Schedule 3
Operating Activities
Net income	$212	$160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	251	270
Deferred and noncurrent income taxes	(20)	(36)
Provision for losses on accounts receivable	21	17
Stock-based compensation expense	9	14
Net losses (gains) on sales of assets	—	(3)
Other, net	11	11
Changes in assets and liabilities:
Accounts receivable	16	14
Inventories and other current assets	(15)	(28)
Accounts payable and other current liabilities	133	75
Noncurrent assets and liabilities, net	(25)	(14)

Net cash provided by operating activities	593	480

Investing Activities
Net capital expenditures	(177)	(180)
Proceeds from sales of assets	2	17

Net cash used by investing activities	(175)	(163)

Financing Activities
Changes in debt, net	(205)	(360)
Dividends paid to stockholders	(107)	(4)
Repurchase of common stock	(115)	—
Common stock issued	4	35
Other, net	(12)	5

Net cash used by financing activities	(435)	(324)

Change in Cash and Equivalents	(17)	(7)
Cash and Equivalents at Beginning of Period	69	53

Cash and Equivalents at End of Period	$52	$46

Embarq Corporation (NYSE: EQ) Page 12 of 13

Embarq Corporation

Operating Statistics

(Revenues in millions; lines and subscribers in thousands)

(unaudited)

	1Q-08	2007	4Q-07	3Q-07	2Q-07	1Q-07
Schedule 4
Service and Product Revenues
Voice	$1,024	$4,238	$1,032	$1,051	$1,071	$1,084
Data	198	765	193	195	188	189
High-speed Internet	133	489	128	124	121	116
Wireless	16	51	16	15	11	9
Other	62	243	59	61	63	60

Service revenues	1,433	5,786	1,428	1,446	1,454	1,458

Logistics	115	466	113	121	123	109
Other	23	113	36	27	28	22

Product revenues	138	579	149	148	151	131

Net operating revenues	$1,571	$6,365	$1,577	$1,594	$1,605	$1,589

Operating Unit Revenues
Consumer	$656	$2,655	$652	$658	$669	$676
Business	381	1,544	389	388	384	383
Wholesale	419	1,700	423	427	429	421

Telecommunications segment	1,456	5,899	1,464	1,473	1,482	1,480
Logistics segment	115	466	113	121	123	109

Net operating revenues	$1,571	$6,365	$1,577	$1,594	$1,605	$1,589

Access Lines (1)
Consumer	4,172		4,272	4,345	4,461	4,588
Business	1,861		1,876	1,887	1,896	1,909
Wholesale	159		164	171	176	184

Total	6,192		6,312	6,403	6,533	6,681

Average Revenue per Household (HH)
Consumer revenue	$656		$652	$658	$669	$676
Average households	3,926		3,997	4,076	4,180	4,261

Monthly revenue per average HH	$55.70		$54.37	$53.81	$53.35	$52.88

High-speed Internet Lines
Consumer	1,132		1,074	1,017	963	916
Business	167		164	160	154	149
Wholesale	41		39	39	39	39

Total	1,340		1,277	1,216	1,156	1,104

HSI Average Revenue per Subscriber
High-speed Internet revenue	$133		$128	$124	$121	$116
Average HSI subscribers	1,309		1,247	1,186	1,130	1,061

Monthly revenue per average subscriber	$33.87		$34.22	$34.85	$35.69	$36.44

Wireless Subscribers
Consumer	101		101	98	81	65
Business	11		11	10	8	6

Total	112		112	108	89	71

Entertainment Subscribers	217		200	190	178	170

(1)

Beginning in January 2008, we no longer include in our switched access line counts those lines that support our company's internal administrative and operational activities. Accordingly, access line counts for all prior periods have been updated to reflect this change.

Embarq Corporation (NYSE: EQ) Page 13 of 13